UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: February 16, 2007

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	11-2856146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Avenue of the Stars, 11th Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 789-1213

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 16, 2007, ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Company”), and RAB Special Situations (Master) Fund Limited (“RAB”) entered into a Subscription Agreement (the “Agreement”) pursuant to which the Company agreed to issue to RAB, for aggregate cash consideration of $1,200,000, (i) 800,000 shares of the Company’s common stock and (ii) two warrants to purchase in the aggregate 1,333,334 shares of the Company’s common stock at an exercise price of $2.50 per share. The warrants are each fully vested and exercisable over a term of two years. On February 21, 2007, RAB delivered the purchase price of $1,200,000 to the Company.

On February 16, 2007, the Company and RAB also entered into a letter agreement (the “Supplemental Agreement”) pursuant to which the Company and RAB agreed that, for a period of 180 days thereafter, RAB will be obligated to purchase from the Company, and the Company will be obligated to sell to RAB, additional shares of the Company’s common stock and additional warrants to purchase shares of the Company’s common stock on the same terms as are set forth in the Agreement, in a number sufficient for RAB to then beneficially own 9.99% of the Company’s outstanding common stock should the Company issue additional shares of its common stock during that period. The maximum number of shares of common stock and warrants to purchase common stock issuable to RAB under the Supplemental Agreement is 200,000 shares and warrants to purchase 333,333 shares, respectively

On February 23, 2007, the Company agreed that for services rendered in connection with introducing the Company to RAB, the Company will make a cash payment to a third party of $96,000, and issue to that party a warrant to purchase 96,000 shares of the Company’s common stock at an exercise price of $2.50 per share. The warrant is fully vested and exercisable over a term of two years. The Company also agreed to pay a further finder’s fee to the third party in cash equal to 8% of any further amounts invested by RAB in the Company’s securities during the 18-month period commencing February 16, 2007 and to issue to the third party a warrant to purchase a number of shares of the Company’s common stock equal to 12% of the securities purchased by RAB during that period. .

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to Item 1.01 of this Current Report on Form 8-K for a description of the Company’s issuance of 800,000 shares of common stock and warrants to purchase 1,429,334 shares of common stock. The Company’s issuance of the common stock and the warrants, common stock was exempt from registration under the Securities Act of 1933 by reason of the exemption provided by Section 4(2) of the Securities Act of 1933 for a transaction not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoCellular Therapeutics, Ltd.

February 23, 2007	By:	/s/ David Wohlberg
	Name:	David Wohlberg
	Title:	President and Chief Operating Officer